EXHIBIT 5




June 24, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      OPINION OF COUNSEL FOR REGISTRATION STATEMENT ON FORM S-8 OF
         RYDER STUDENT TRANSPORTATION SERVICES, INC. RETIREMENT/SAVINGS PLAN

Gentlemen:

I have acted as counsel for Ryder System, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, through the filing of a Registration Statement on Form S-8, of 4,500 shares of the Company's common stock, $.50 par value ("Common Stock"), to be offered for purchase by employees of certain of the Company's subsidiaries under the Ryder Student Transportation Services, Inc. Retirement/Savings Plan (the "Plan") and in connection with the issuance by the Company of the preferred share purchase rights attached to such shares (the "Rights"). In the course thereof, I have examined such records of the Company, certificates of officers of the Company, and other documents as I have deemed relevant and necessary as a basis for the opinions set forth below.

In giving the opinions expressed below, I do not purport to be an expert in the laws of any jurisdiction other than the State of Florida and the United States.

Based upon the foregoing, and relying upon statements of fact contained in the documents referred to, I am of the opinion that:

1. All necessary corporate action with respect to the authorization of the shares of Common Stock and the Rights under the Plan has been taken by the Company; and

2. Such shares of Common Stock, when issued, and the Rights issued in connection with such shares, will be legally issued, fully paid, and non-assessable.

Securities and Exchange Commission
June 24, 1998
Page 2

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8 filed in connection with the registration of the aforementioned 4,500 shares and to the use of my name therein.

                                                     Yours sincerely,


                                                     /S/ EDWARD R. HENDERSON
                                                     -----------------------
                                                     Edward R. Henderson